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                                                                    EXHIBIT 99.1

                                   ACC CORP.

    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 1998

        The undersigned hereby appoints, Arunas A. Chesonis, Michael R. Daley, and Steve M. Dubnik, or any of them, attorneys and proxies, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on April 21, 1998, and at all adjournments thereof, to vote as authorized below all of the shares of Class A Common Stock which the undersigned may be entitled to vote at said Meeting, as designated below, and in accordance with their best judgment in connection with such other business as may come before the Meeting.

1. Proposal to Approve and Adopt the Merger Agreement and Approve the Merger as described in the accompanying Proxy Statement/Prospectus.

           [_] FOR              [_] AGAINST             [_] ABSTAIN

2. To vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

                 (Continued and to be signed on reverse side)
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        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ACC CORP. The Board
of Directors recommends a vote FOR Proposal 1. To vote in accordance with the recommendation of the Board of Directors, just sign below where indicated; no boxes need be checked. Unless otherwise marked, this proxy will be voted in accordance with the recommendation of the Board of Directors.

                                      Dated: _____________________________, 1998

                                      __________________________________________

                                      __________________________________________
                                            Signature(s) of Stockholders(s)

                                      Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.